Exhibit 10.1

Execution Version

WAIVER

This Waiver (this “Waiver”) is dated as of January 15, 2026, by and between Lion Group Holding Ltd., a Cayman Islands exempt company (the “Company”), and Amazon Capital Holding Limited (the “Purchaser”). Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Share Purchase Agreement (the “SPA”) entered by and between the Company on November 8, 2024.

A. The Company and the Purchaser are parties to the SPA, pursuant to which such the Purchaser shall purchase from the Company (i) an aggregate purchase price of US$5,000,000 for the Shares within six months after the date of the SPA with the per Share purchase price equal to 80% of the average closing price of the Ordinary Shares which shall be calculated as the average closing price of the ADSs with applicable ADS Ratio over the 20 consecutive trading days preceding the date when the Company receives an aggregate purchase price of US$5,000,000; (ii) an aggregate purchase price of US$10,000,000 for the Shares within six months after the First Closing Date with the per Share purchase price equal to 80% of the average closing price of the Ordinary Shares which shall be calculated as the average closing price of the ADSs with applicable ADS Ratio over the 20 consecutive trading days preceding the date when the Company receives an aggregate purchase price of US$10,000,000; and (iii) an aggregate purchase price of US$15,000,000 for the Shares within six months after the Second Closing Date with the per Share purchase price equal to 80% of the average closing price of the Ordinary Shares which shall be calculated as the average closing price of the ADSs with applicable ADS Ratio over the 20 consecutive trading days preceding the date when the Company receives an aggregate purchase price of US$15,000,000.

B. As of the date of this Waiver, the Company has received US$2,650,000 (the “Current Purchase Amount”) from the Purchaser;

C. The Company and the Purchase desire to close the First Closing with the Current Purchase Amount;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agrees as follows:

1. First Closing. Effective as of the date of this Waiver, the Company hereby waives the $5,000,000 purchase requirement for the First Closing and agrees to proceed with the First Closing with the Current Purchase Amount with Class A ordinary share purchase price at $0.0000665 per share or $2.1624 per ADS (equal to 80% of the average closing price of the Ordinary Shares, which shall be calculated as the average closing price of the ADSs with applicable ADS Ratio over the 20 consecutive trading days preceding the date hereof) by delivering the Class A ordinary share and/or ADSs to the Purchaser or its assignees;

2. Disclosure. On or before 8:30 a.m., New York City time, on January 21, 2026, the Company shall file a Current Report on Form 6-K describing any material non-public information the Company may have provided to the Purchaser in relation to this Waiver or otherwise in the form required by the 1934 Act and attaching this Waiver as exhibits to such filing (the “6-K Filing”). From and after the filing of the 6-K Filing with the SEC, the Purchaser shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Purchaser or any of its affiliates on the other hand, has terminated as of the date hereof and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Purchaser. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Purchaser without the Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

3. No Third Party Beneficiaries. This Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assignees, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4. Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e- mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5. No Strict Construction. The language used in this Waiver will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6. Headings. The headings of this Waiver are for convenience of reference and shall not form part of, or affect the interpretation of, this Waiver.

7. Severability. If any provision of this Waiver is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Waiver so long as this Waiver as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

8. Amendments. No provision of this Waiver may be amended other than by an instrument in writing signed by the Company and the Purchaser.

9. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver and the consummation of the transactions contemplated hereby.

10. Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

11. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. Ratification. Except as otherwise expressly provided herein, the Transaction Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

13. Miscellaneous. Article V of the SPA (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

COMPANY:

LION GROUP HOLDING LTD.

By:	/s/ Chunning Wang
	Name:	Chunning Wang
	Title:	Chief Executive Officer and Director

[Signature Page to Waiver – January 2026]

IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

Purchaser:
Amazon Capital Holding Limited

By:	/s/ Yang Zhanyi
	Name:	YANG ZHANYI
	Title:	Director

[Signature Page to Waiver – January 15 2026]